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                     FRONT SIDE OF VOTING INSTRUCTION CARD

                            VOTING INSTRUCTION CARD
                             OWEN HEALTHCARE, INC.
                SPECIAL MEETING OF SHAREHOLDERS - MARCH 18, 1997

     The undersigned hereby instructs Texas Commerce Bank National
Association, as Trustee under the Owen Healthcare, Inc. Employee Stock Ownership Plan (the "ESOP"), to vote as designated below, all the shares of Common Stock of Owen Healthcare, Inc. (the "Corporation"), held in the ESOP in which the undersigned has a beneficial interest on February 10, 1997, at the Special Meeting of Shareholders of the Corporation to be held on March 18, 1997 at 9800 Centre Parkway, Suite 1100, Houston, Texas, commencing at 10:00 a.m., local time, or any adjournment or postponement thereof.

     THE UNDERSIGNED ACKNOWLEDGES THAT THIS VOTING INSTRUCTION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED AND THAT IF NO DIRECTION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED IN FAVOR OF PROPOSAL I. RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE RELATED PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED.

     Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

1. Approval of the Agreement and Plan of Merger dated as of November 27, 1996, by and among the Corporation, Cardinal Health, Inc., an Ohio corporation ("Cardinal") and Owl Merger Corporation, a Texas corporation and wholly-owned subsidiary of Cardinal ("Subcorp"), providing for the merger of Subcorp with and into the Corporation on the terms and subject to the conditions set forth therein.

            / /    FOR        / /    AGAINST         / /    ABSTAIN

                          (continued on reverse side)



                    REVERSE SIDE OF VOTING INSTRUCTION CARD


2. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.



                                           Date_________________________, 1997

                                           ___________________________________
                                                       Signature

                                           ___________________________________
                                                Signature if held jointly


                                           ___________________________________
                                                       Print Name(s)

This voting instruction may be changed or withdrawn at any time before the Special Meeting by delivering a written revocation or a duly executed voting instruction card bearing a later date.




        PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.